EXHIBIT 99.1

ANSYS, Inc. Reports Q2 2016 Financial Results Highlighting Solid Revenue, Margin and EPS Performance

Updates FY 2016 Guidance

Quarterly Highlights:

  GAAP and non-GAAP revenue of $246.1 million
  GAAP diluted earnings per share of $0.78 and non-GAAP diluted earnings per share of $0.93
  GAAP operating profit margin of 38.3% and non-GAAP operating profit margin of 46.9%
  Record high deferred revenue and backlog of $523.6 million at June 30, 2016
  Repurchased 1.0 million shares in the second quarter at an average price of $86.08 and 1.5 million shares in the first six months at an average price of $85.84

PITTSBURGH, Aug. 04, 2016 (GLOBE NEWSWIRE) -- ANSYS, Inc. (NASDAQ:ANSS), today announced growth in both revenue and diluted earnings per share for the second quarter of 2016.  In constant currency, the Company reported both GAAP and non-GAAP revenue growth of 4%, with GAAP and non-GAAP earnings per share growth of 15% and 9%, respectively.  Recurring revenue, which is comprised of lease license and annual maintenance revenue, totaled 74% of revenue for the second quarter.

“Q2 was a very solid quarter for ANSYS on many fronts, including revenues in the upper half of our guidance range, and earnings above the high end of our range, even in light of the ongoing evolution to time-based licenses, cloud and enterprise agreements.  We are encouraged by the continued progress that we are making in our sales growth initiatives across our major markets, as demonstrated by the improved performance in our business in Germany and Asia-Pacific, as well as ongoing improvements in our channel partner performance.  During the quarter, we also continued to see good progress in our enterprise sales initiatives.  The underlying fundamentals of our business performed in line with our expectations as evidenced by continued strong margins, recurring revenue and a new record deferred revenue and backlog balance of $524 million,” commented Jim Cashman, ANSYS President & CEO.  “During the quarter, we released ANSYS® 17.1 and introduced the ANSYS SeaScapeTM platform and SeaHawkTM solution.  Based on big data architecture with scalable server computation, solution times are reduced from weeks to hours, while increasing accuracy. As we committed at our recent Investor Day, we also continued to return capital to our stockholders through the repurchase of shares.”

ANSYS' second quarter and year-to-date financial results are presented below. The 2016 and 2015 non-GAAP results exclude the income statement effects of acquisition adjustments to deferred revenue, the impact of stock-based compensation, acquisition-related amortization of intangible assets and acquisition-related transaction costs.  The 2016 second quarter and year-to-date results include approximately $2.4 million, or $0.03 per share, related to incremental tax benefits associated with entity structuring and related repatriation activities that were not included in the Company’s most recent financial guidance.

GAAP and non-GAAP results reflect:	GAAP			Non-GAAP
(in millions, except EPS and %’s)	Q2 2016	Q2 2015	% Change	Q2 2016	Q2 2015	% Change

Revenue	$246.1	$235.5	4%	$246.1	$235.9	4%
Net income	$69.6	$62.3	12%	$83.2	$78.1	6%
Earnings per share	$0.78	$0.68	15%	$0.93	$0.85	9%
Operating profit margin	38.3%	36.7%		46.9%	47.1%
Operating cash flow	$70.0	$66.4	5%

		GAAP			NON-GAAP
	YTD 2016	YTD 2015	% Change	YTD 2016	YTD 2015	% Change

Revenue	$472.0	$453.3	4%	$472.1	$454.3	4%
Net income	$126.1	$118.5	6%	$152.6	$148.9	2%
Earnings per share	$1.41	$1.29	9%	$1.70	$1.62	5%
Operating profit margin	38.0%	36.7%		46.7%	47.2%
Operating cash flow	$178.6	$180.5	(1%)

The Company's GAAP results reflect stock-based compensation charges of $8.5 million ($5.6 million after tax), or $0.06 diluted earnings per share, for the second quarter of 2016 and $15.6 million ($10.7 million after tax), or $0.12 diluted earnings per share, for the first six months of 2016.

The non-GAAP financial results highlighted above, and the non-GAAP financial outlook for 2016 discussed below, represent non-GAAP financial measures. Reconciliations of these measures to the appropriate GAAP measures, for the three months and six months ended June 30, 2016 and 2015, and for the 2016 financial outlook, are included in the condensed financial information included in this release.

Management's Remaining 2016 Financial Outlook

The Company has provided its third quarter and updated its 2016 revenue and earnings per share guidance below. The revenue and earnings per share guidance is provided on both a GAAP basis and a non-GAAP basis. Third quarter and fiscal year 2016 non-GAAP diluted earnings per share exclude the income statement effects of acquisition accounting adjustments to deferred revenue, stock-based compensation expense, acquisition-related amortization of intangible assets and acquisition-related transaction expenses.

Third Quarter and Fiscal Year 2016 Guidance

The Company currently expects the following for the quarter ending September 30, 2016:

  GAAP and non-GAAP revenue in the range of $244 - $253 million
  GAAP diluted earnings per share of $0.73 - $0.78
  Non-GAAP diluted earnings per share of $0.90 - $0.94

The Company currently expects the following for the fiscal year ending December 31, 2016:

  GAAP and non-GAAP revenue in the range of $990 - $1,010 million ($1.01 billion)
  GAAP diluted earnings per share of $2.93 - $3.06
  Non-GAAP diluted earnings per share of $3.57 - $3.67

Conference Call Information

ANSYS will hold a conference call at 10:30 a.m. Eastern Time on August 4, 2016 to discuss second quarter results. The Company will provide its prepared remarks on the Company’s investor relations homepage and as an exhibit in its Form 8-K in advance of the call to provide shareholders and analysts with additional time and detail for analyzing its results in preparation for the conference call. The prepared remarks will not be read on the call – only brief remarks will be made prior to the Q&A session.

To participate in the live conference call, dial 855-239-2942 (US) or 412-542-4124 (Canada & Int’l). The call will be recorded and a replay will be available approximately one hour after the call ends. The replay will be available for 10 days by dialing 877-344-7529 (US), (855) 669-9658 (Canada) or 412-317-0088 (Int’l) and entering the passcode 10089891. The archived webcast can be accessed, along with other financial information, on ANSYS' website at http://investors.ansys.com/events-and-presentations/events.aspx.

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	June 30, 2016	December 31, 2015

Cash & short-term investments	$843,765	$784,614
Accounts receivable, net	85,506	91,579
Goodwill	1,333,397	1,332,348
Other intangibles, net	196,933	220,553
Other assets	288,060	300,810

Total assets	$2,747,661	$2,729,904

LIABILITIES & STOCKHOLDERS' EQUITY:

Deferred revenue	$375,802	$364,644
Other liabilities	135,999	170,833
Stockholders' equity	2,235,860	2,194,427

Total liabilities & stockholders' equity	$2,747,661	$2,729,904

ANSYS, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Revenue:
Software licenses	$141,087	$140,489	$267,138	$265,458
Maintenance and service	104,982	94,996	204,837	187,808

Total revenue	246,069	235,485	471,975	453,266

Cost of sales:
Software licenses	6,534	6,950	13,272	14,159
Amortization	9,520	9,743	19,031	19,100
Maintenance and service	20,957	21,092	39,993	40,414
Total cost of sales	37,011	37,785	72,296	73,673

Gross profit	209,058	197,700	399,679	379,593

Operating expenses:
Selling, general and administrative	64,259	63,524	122,028	120,273
Research and development	47,443	42,646	92,115	82,655
Amortization	3,201	5,035	6,359	10,112
Total operating expenses	114,903	111,205	220,502	213,040

Operating income	94,155	86,495	179,177	166,553

Interest expense	(59)	(122)	(145)	(276)
Interest income	1,077	795	2,027	1,451
Other income, net	305	91	197	858

Income before income tax provision	95,478	87,259	181,256	168,586

Income tax provision	25,850	24,924	55,160	50,119

Net income	$69,628	$62,335	$126,096	$118,467

Earnings per share – basic:
Basic earnings per share	$0.79	$0.69	$1.43	$1.32
Weighted average shares – basic	87,638	89,866	87,876	89,962

Earnings per share – diluted:
Diluted earnings per share	$0.78	$0.68	$1.41	$1.29
Weighted average shares – diluted	89,305	91,726	89,694	91,933

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
(Unaudited)
(in thousands, except percentages and per share data)

	Three Months Ended

	June 30, 2016			June 30, 2015

	As Reported	Adjustments	Non-GAAP Results	As Reported	Adjustments	Non-GAAP Results

Total revenue	$246,069	$ –	$246,069	$235,485	$ 393(3)	$235,878

Operating income	94,155	21,255(1)	115,410	86,495	24,495(4)	110,990

Operating profit margin	38.3%		46.9%	36.7%		47.1%

Net income	$69,628	$ 13,542(2)	$83,170	$62,335	$ 15,798(5)	$78,133

Earnings per share - diluted:
Diluted earnings per share	$0.78		$0.93	$0.68		$0.85
Weighted average shares - diluted	89,305		89,305	91,726		91,726

(1) Amount represents $12.7 million of amortization expense associated with intangible assets acquired in business combinations and $8.5 million of stock-based compensation expense.

(2) Amount represents the impact of the adjustments to operating income referred to in (1) above, adjusted for the related income tax impact of $7.7 million.

(3) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with the accounting for deferred revenue in business combinations.

(4) Amount represents $14.8 million of amortization expense associated with intangible assets acquired in business combinations, $9.0 million of stock-based compensation expense, the $0.4 million adjustment to revenue as reflected in (3) above and $0.3 million of transaction expenses related to business combinations.

(5) Amount represents the impact of the adjustments to operating income referred to in (4) above, adjusted for the related income tax impact of $8.7 million.

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
(Unaudited)
(in thousands, except percentages and per share data)

	Six Months Ended

	June 30, 2016			June 30, 2015

	As Reported	Adjustments	Non-GAAP Results	As Reported	Adjustments	Non-GAAP Results

Total revenue	$471,975	$ 103(1)	$472,078	$453,266	$ 986(4)	$454,252

Operating income	179,177	41,105(2)	220,282	166,553	47,628(5)	214,181

Operating profit margin	38.0%		46.7%	36.7%		47.2%

Net income	$126,096	$26,507(3)	$152,603	$118,467	$30,480(6)	$148,947

Earnings per share - diluted:
Diluted earnings per share	$1.41		$1.70	$1.29		$1.62
Weighted average shares – diluted	89,694		89,694	91,933		91,933

(1) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with the accounting for deferred revenue in business combinations.

(2) Amount represents $25.4 million of amortization expense associated with intangible assets acquired in business combinations, $15.6 million of stock-based compensation expense and the $0.1 million adjustment to revenue as reflected in (1) above.

(3) Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $14.6 million.

(4) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with the accounting for deferred revenue in business combinations.

(5) Amount represents $29.2 million of amortization expense associated with intangible assets acquired in business combinations, $16.9 million of stock-based compensation expense, the $1.0 million adjustment to revenue as reflected in (4) above and $0.6 million of transaction expenses related to business combinations.

(6) Amount represents the impact of the adjustments to operating income referred to in (5) above, adjusted for the related income tax impact of $17.1 million.

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Quarter Ending September 30, 2016

Earnings Per Share Range – Diluted

U.S. GAAP expectation	$0.73 - $0.78
Adjustment to exclude acquisition–related amortization	$0.09
Adjustment to exclude stock–based compensation	$0.07 - $0.08

Non-GAAP expectation	$0.90 - $0.94

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Year Ending December 31, 2016

Earnings Per Share Range – Diluted

U.S. GAAP expectation	$2.93 - $3.06
Adjustment to exclude acquisition–related amortization	$0.35 - $0.36
Adjustment to exclude stock–based compensation	$0.26 - $0.28

Non-GAAP expectation	$3.57 - $3.67

Non-GAAP Measures

Management uses non-GAAP financial measures (a) to evaluate the Company's historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, (e) to assess financial discipline over operational expenditures and (f) as an important factor in determining variable compensation for management and its employees. In addition, many financial analysts that follow the Company focus on and publish both historical results and future projections based on non-GAAP financial measures. The Company believes that it is in the best interest of its investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested and the Company has historically reported these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company’s competitors and may not be directly comparable to similarly titled measures of the Company’s competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Acquisition accounting for deferred revenue and its related tax impact. Historically, the Company has consummated acquisitions in order to support its strategic and other business objectives. In accordance with the fair value provisions applicable to the accounting for business combinations, acquired deferred revenue is often recorded on the opening balance sheet at an amount that is lower than the historical carrying value. Although this acquisition accounting requirement has no impact on the Company’s business or cash flow, it adversely impacts the Company’s reported GAAP revenue in the reporting periods following an acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company provides non-GAAP financial measures which exclude the impact of the acquisition accounting adjustment. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making, and (b) compare past and future reports of financial results of the Company as the revenue reduction related to acquired deferred revenue will not recur when related annual lease licenses and software maintenance contracts are renewed in future periods.

Amortization of intangible assets from acquisitions and its related tax impact. The Company incurs amortization of intangible assets, included in its GAAP presentation of amortization expense, related to various acquisitions it has made. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of the Company during the applicable time period after the acquisition, and it excludes such expenses when making decisions to allocate resources. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making, and (b) compare past reports of financial results of the Company as the Company has historically reported these non-GAAP financial measures.

Stock-based compensation expense and its related tax impact. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of software licenses; cost of maintenance and service; research and development expense; and selling, general and administrative expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company. Specifically, the Company excludes stock-based compensation during its annual budgeting process and its quarterly and annual assessments of the Company’s and management’s performance. The annual budgeting process is the primary mechanism whereby the Company allocates resources to various initiatives and operational requirements. Additionally, the annual review by the board of directors during which it compares the Company's historical business model and profitability to the planned business model and profitability for the forthcoming year excludes the impact of stock-based compensation. In evaluating the performance of senior management and department managers, charges related to stock-based compensation are excluded from expenditure and profitability results. In fact, the Company records stock-based compensation expense into a stand-alone cost center for which no single operational manager is responsible or accountable. In this way, management is able to review, on a period-to-period basis, each manager’s performance and assess financial discipline over operational expenditures without the effect of stock-based compensation. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in the Company's financial reporting as well as comparability with competitors' operating results.

Transaction costs related to business combinations. The Company incurs expenses for professional services rendered in connection with business combinations, which are included in its GAAP presentation of selling, general and administrative expense. These expenses are generally not tax-deductible. Management excludes these acquisition-related transaction expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company, as it generally would not have otherwise incurred these expenses in the periods presented as a part of its continuing operations. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in the Company's financial reporting as well as comparability with competitors' operating results.

Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

The Company has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as listed below:

GAAP Reporting Measure	Non-GAAP Reporting Measure
Revenue	Non-GAAP Revenue
Operating Income	Non-GAAP Operating Income
Operating Profit Margin	Non-GAAP Operating Profit Margin
Net Income	Non-GAAP Net Income
Diluted Earnings Per Share	Non-GAAP Diluted Earnings Per Share

About ANSYS, Inc.

ANSYS brings clarity and insight to customers' most complex design challenges through fast, accurate and reliable engineering simulation. Our technology enables organizations ― no matter their industry ― to predict with confidence that their products will thrive in the real world. Customers trust our software to help ensure product integrity and drive business success through innovation. Founded in 1970, ANSYS employs almost 3,000 professionals, many of them experts in engineering fields such as finite element analysis, computational fluid dynamics, electronics and electromagnetics, and design optimization. Headquartered south of Pittsburgh, Pennsylvania, U.S.A., ANSYS has more than 75 strategic sales locations throughout the world with a network of channel partners in 40+ countries.

Forward Looking Information
Certain statements contained in this press release regarding matters that are not historical facts, including, but not limited to, statements regarding our projections for revenue and earnings per share for the third quarter of 2016,  fiscal year 2016 (both GAAP and non-GAAP to exclude acquisition accounting adjustments to deferred revenue, acquisition-related amortization, stock-based compensation expense and acquisition-related transaction costs); statements about management's views concerning the Company's prospects and outlook for 2016, including statements and projections relating to the impact of stock-based compensation, statements regarding management's use of non-GAAP financial measures, statements regarding the Company’s third quarter and beyond visibility, statements regarding the ongoing evolution to time-based licenses, cloud and enterprise agreements, statements regarding continued progress in our sales growth initiatives across our major markets, statements regarding ongoing improvements in our channel partner performance, statements regarding progress in our enterprise sales initiatives, statements regarding ANSYS 17.1, the ANSYS SeaScape platform and SeaHawk solution, and statements regarding continuing to return capital to stockholders through the repurchase of shares are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in this press release are subject to risks and uncertainties including, but not limited to, the risk that adverse conditions in the global and domestic markets will significantly affect ANSYS’ customers’ ability to purchase products from the Company at the same level as prior periods or to pay for the Company’s products and services, the risk that declines in the ANSYS’ customers’ business may lengthen customer sales cycles, the risk of declines in the economy of one or more of ANSYS’ primary geographic regions, the risk that ANSYS’ revenues and operating results will be adversely affected by changes in currency exchange rates or economic declines in any of the countries in which ANSYS conducts transactions, the risk that the assumptions underlying ANSYS' anticipated revenues and expenditures will change or prove inaccurate, the risk that ANSYS has overestimated its ability to maintain growth and profitability and control costs, uncertainties regarding the demand for ANSYS' products and services in future periods, the risk that ANSYS has overestimated the strength of the demand among its customers for its products, uncertainties regarding customer acceptance of new products including ANSYS 17.1, ANSYS SeaScape platform, SeaHawk solution, and our elastic licensing and cloud models, the risk that ANSYS' operating results will be adversely affected by possible delays in developing, completing or shipping new or enhanced products, the risk that enhancements to the Company's products or products acquired in acquisitions may not produce anticipated sales, the risk that the Company may not be able to recruit and retain key executives and technical personnel, the risk that third parties may misappropriate the Company’s proprietary technology or develop similar technology independently, the risk of unauthorized access to and distribution of the Company’s source code, the risk of difficulties in the relationship with ANSYS’ independent regional channel partners, the risk that ANSYS may not achieve the anticipated benefits of its acquisitions or that the integration of the acquired technologies or products with the Company’s existing product lines may not be successful, and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the Securities and Exchange Commission, including ANSYS, Inc.'s 2015 Annual Report and Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information or future events, after the date they were made.

ANSYS and any and all ANSYS, Inc. brand, product, service and feature names, logos and slogans are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries in the United States or other countries.  All other brand, product, service and feature names or trademarks are the property of their respective owners.

Visit www.ansys.com for more information. The ANSYS IR App is now available for download on iTunes and Google Play. ANSYS also has a strong presence on the major social channels.  To join the simulation conversation, please visit: www.ansys.com/Social@ANSYS

Contact:
Investors:
Annette Arribas, CTP
724.820.3700
annette.arribas@ansys.com

Media:
Amy Pietzak
724.820.4367
amy.pietzak@ansys.com